UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2019

AVALON HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14105	34-1863889
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

One American Way, Warren, Ohio 44484

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (330) 856-8800

(Former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders

The Avalon Holdings Corporation Annual Meeting of Stockholders was held on April 25, 2019.

The matters presented for a vote and the related results are as follows:

1.	ELECTION OF DIRECTORS

The following directors were elected by the holders of Class B Common Stock:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Ronald E. Klingle	6,114,850	-0-	-0-	-0-
Bryan P. Saksa	6,114,850	-0-	-0-	-0-
David G. Bozanich	6,114,850	-0-	-0-	-0-

The following directors were elected by the holders of the Class A Common Stock:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Kurtis D. Gramley	618,631	990,436	-0-	1,643,080
Stephen L. Gordon	565,057	1,044,010	-0-	1,643,080

2.	ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Votes For	Votes Against	Abstentions	Broker Non-votes
6,731,093	988,702	4,122	1,643,080

Pursuant to the foregoing votes, the Executive Compensation of the Named Executive Officers of Avalon Holdings Corporation was approved in the non-binding vote.

3.	TO RECOMMEND, IN A NON-BINDING VOTE, THE FREQUENCY OF AN ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

1 Year	2 Years	3 Years	Abstentions	Broker Non-vote
7,281,498	17,198	202,725	222,496	1,643,080

A majority of the votes cast by shareholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year.

4.	TO APPROVE THE AVALON HOLDINGS CORPORATION 2019 LONG-TERM INCENTIVE PLAN

Votes For	Votes Against	Abstentions	Broker Non-votes
6,519,491	1,198,434	5,992	1,643,080

Pursuant to the foregoing votes, the Avalon Holdings Corporation 2019 Long-Term Incentive Plan was approved by the votes cast by shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 25, 2019

Avalon Holdings Corporation

By:	/s/ Bryan P. Saksa
Bryan P. Saksa
Chief Financial Officer